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                                                                 Exhibit 10(j)

                          TRANSITION SERVICES AGREEMENT
                          -----------------------------


     TRANSITION SERVICES AGREEMENT (the "Agreement"), dated as of July 23, 1993, among CenCor, Inc. ("CenCor"), Century Acceptance Corporation ("Century"), La Petite Academy, Inc. ("La Petite") and Concorde Career Colleges, inc. ("Concorde").

                                    RECITALS
                                    --------

     WHEREAS, CenCor, Century, La Petite and Concorde share office space at 12th & Baltimore, City Center Square, Kansas City, Missouri 64196 (the "Shared Office");

     WHEREAS, the parties entered into that certain Salary Allocation and Expense Sharing Agreement (the "Expense Sharing Agreement") on May 4, 1993, pursuant to which the parties agreed to certain arrangements regarding the sharing of expenses incurred by the parties with respect to the Shared Office and payroll costs for personnel who provide services to more than one of the parties;

     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated February 20, 1993, as amended, between La Petite and La Petite Acquisition Corp. ("LPAC"), LPAC will merge with an into La Petite (the "Merger"), and sometime after the effective time of the Merger (the "Effective Time"), La Petite will vacate the Shared Office; and

     WHEREAS, in connection with the consummation of the Merger, the parties desire to terminate the Expense Sharing Agreement and make provision for the sharing of certain services and expenses during the transition period from the Effective Time until the time when La Petite vacates the Shared Office.

                                   AGREEMENTS
                                   ----------

     In consideration of the premises and the mutual agreements set forth below, the parties agree as follows:

     1.   TERM AND TERMINATION.

          a. This Agreement shall become effective as of the Effective Time and shall continue until one of the parties has vacated the Shared Office (the "Transition Period"), provided such vacating party has provided 30 days prior written notice to the other parties.

          b. Notwithstanding anything herein to the contrary, this Agreement and any rights granted hereunder can be terminated prior to expiration of the Transition Period as follows:


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                i.  by the mutual written consent of the parties;

               ii. by any nondefaulting party, upon any material breach or default by another party of any provision or obligation of this Agreement which is not cured within 30 days after notice is delivered to such other party of such breach or default; or

              iii. by La Petite upon Century or Concorde (a) having an order for relief entered with respect to it under Federal bankruptcy laws,
          (b) making an assignment for the benefit of creditors, or (c) instituting any proceeding seeking an order for relief under Federal bankruptcy laws.

          c. Any termination pursuant to this Section 1 shall not affect any rights or obligations of any party arising under this Agreement prior to such termination and shall be without prejudice to any other remedies of any party provided in Section 10 hereof. Upon the termination of this Agreement pursuant to the terms of Section 1 hereof, the parties shall have no obligations to one another to provide services or share expenses including, but not limited to, payroll costs for personnel.

     2. WAREHOUSE FACILITIES. Notwithstanding the terms of Section 1 hereof, in the event this Agreement is terminated, (i) CenCor, Century and Concorde shall continue to have access to the storage and warehouse facilities identified in Exhibit A hereto on the same terms and conditions as existed prior to such termination, and (ii) CenCor, Century and Concorde may be denied access to and evicted from said facilities only upon 30 days prior written notice.

     3. TERMINATION OF THE EXPENSE SHARING AGREEMENT. As of the Effective Time, the Expense Sharing Agreement shall terminate and be of no further force and effect.

     4. SHARING OF EXPENSES. The parties agree to share expenses incurred during the Transition Period relating to the Shared Office in the following manner:

          a. To the extent practicable, each party shall be billed separately by vendors for goods received or services performed for the sole benefit of such party;

          b. Except as provided in subsection (c) of this Section 3, if a common invoice is used by a vendor, the parties shall, in good faith, agree to an allocation of the invoice amount based upon actual usage of the goods or services so billed; and



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          c.   The parties shall allocate the expenses incurred from the
     provision of goods or services described in Exhibit A hereto in the manner set forth therein.

     5. ALLOCATION OF EMPLOYEES SALARIES. The parties agree to allocate all salary and other payroll costs accrued during the Transition Period that are attributable to employees listed in Exhibit B hereto (the "Scheduled Employees"), in the manner set forth herein, provided, that after the Scheduled Employee's duties with respect to CenCor, Century or Concorde have diminished such that Exhibit B no longer reflects the proper allocation of the Scheduled Employee's work on behalf of the parties, the parties hereby agree to adjust the allocation of costs with regards to such Scheduled Employee.

     6. PAYMENT OF EXPENSES. On or prior to the tenth day of each month during the Transition Period, the parties shall settle and discharge all liabilities owed to one another pursuant to the terms and conditions of this Agreement for services or goods received during the preceding month.

     6. GOODS REMAINING UPON EXPIRATION OF TRANSITION PERIOD. At the expiration of the Transition Period, any goods on hand at the Shared Office which were purchased by the parties and the costs of which were allocated among the parties under this Agreement or any previous sharing agreement among the parties, including the Expense Sharing Agreement, shall be distributed to the parties in accordance with the expense allocation provisions contained in
Section 3 hereof made for such goods, unless otherwise agreed among the parties.

     7. DELIVERY OF INFORMATION; COOPERATION BETWEEN THE PARTIES. The parties shall provide each other with such information and material reasonably necessary to effect each party's prompt and complete performance of its duties and obligations under this Agreement. The parties agree that they will cooperate with each other and will act in such a manner as to promote the prompt and efficient completion of their respective obligations hereunder.

     9. CONFIDENTIALITY. All information concerning a party which is obtained by another party in the course of performing its obligations hereunder shall be treated as confidential by such party and shall only be disclosed to the extent required to perform such party's obligations hereunder. Upon termination of this Agreement, the parties hereto shall return to the appropriate party all copies of information relating to such party that were provided to it or generated by it in the course of performing its obligations hereunder.

     10. REMEDIES IN GENERAL. Each party shall have all remedies available to it under applicable law or in equity in addition to all other remedies contemplated by this Agreement. Every right and remedy provided herein or now or hereafter available under applicable law or in equity will be cumulative



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and concurrent and will be in addition to every other right and remedy provided herein, or now or hereafter available under applicable law or in equity, and the exercise by a party of any other or more of such rights or remedies will not preclude the concurrent or subsequent exercise by such party of any other such rights or remedies.

     11. WAIVER. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted under this Agreement or of the future performance of any such term, covenant or condition.

     12. NOTICES. Any notice to be given under this Agreement is deemed given and sufficient if in writing and delivered or, if mailed, five (5) business days following mailing by registered or certified mail, return receipt requested, to each party at the Shared Office or to such other address as any party may designate by notice in writing to the other parties.

     12. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and will be enforceable by each party hereto and its respective successors and assigns. No party may assign any of its rights or obligations under this Agreement without the consent of each of the other parties.

     13. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the remaining covenants, restrictions and provisions of this Agreement will remain enforceable. Any court of competent jurisdiction may modify the objectionable provisions to make them enforceable.

     14. AMENDMENT. This Agreement and the attached exhibits may be amended from time to time only by an agreement in writing signed by the parties.

     15. PAROL EVIDENCE. This Agreement and the exhibits referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof contain the understanding of the parties with respect to its subject matter.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.



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IN WITNESS WHEREOF, CenCor, Inc., Century Acceptance Corporation, La Petite
Academy, Inc. and Concorde Career Colleges, Inc. have caused this Transition Service Agreement to be executed by their duly authorized offices as of the date first above written.

                                             CENCOR, INC.



                                             By: /s/ Jack L. Brozman
                                                 ------------------------------
                                                 Jack L. Brozman, President


                                             CENTURY ACCEPTANCE CORPORATION



                                             By: /s/ Dennis C. Berglund
                                                 ------------------------------
                                                 Dennis C. Berglund, President


                                             LA PETITE ACADEMY, INC.



                                             By: /s/ David J. Anglewidz
                                                 ------------------------------
                                                 David J. Anglewidz, President


                                             CONCORDE CAREER COLLEGES, INC.



                                             By: /s/ Michael S. Saverly
                                                 ------------------------------
                                                 Michael S. Saverly, President


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